Exhibit 23.4  -- Consent of Experts


WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in Form 10-KSB (Amendment No. 2) of Trezac International Corporation, our report for the year ended December 31, 2002, dated April 11, 2003 related to the financial statements of Trezac International Corporation which appears in such Form 10-KSB (Amendment
No. 2), and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                       /s/ Weinberg & Company, P.A.
                                       ----------------------------
                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants


Boca Raton, Florida
July 1, 2003




  Town Executive Center                               Watt Plaza
6100 Glades Road, Suite 314                1875 Century Park East, Suite 600
 Boca Raton, Florida 33434                   Los Angeles, California 90067
 Telephone: (561) 487-5765                     Telephone: (310) 407-5450
 Facsimile: (561) 487-5766                     Facsimile: (310) 407-5451

                        Website: www.cpaweinberg.com
   American Institute of CPA's/Division for CPA Firms SEC Practice Section


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